UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

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UPEXI, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-40535	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 N. Rocky Point Drive, Suite 420

Tampa, FL 33607

(Address of Principal Executive Offices) (Zip Code)

(727) 287-2800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	UPXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Advisory Services Agreement

On June 22, 2026, the Company entered into an Advisory Services Agreement (the "Advisory Agreement") with Hivemind Capital Partners, LLC (the "Advisor"), pursuant to which the Advisor agreed to provide the Company with advisory and consulting services with respect to the Company's business, operations and capital markets strategies. The Advisor's role is solely that of a consultant and adviser, and the Advisor has no authority to bind the Company or to execute transactions on its behalf.

The Advisory Agreement has an initial term of three years, and may be renewed for successive one-year periods upon the mutual written agreement of the parties. The agreement may be terminated by either party in the event of a Disqualifying Action (willful misconduct, gross negligence or fraud) by the other party, and by the Advisor upon an uncured material breach by the Company. If the agreement is terminated by the Advisor for the Company's uncured material breach, or expires at the end of its term, the Advisor is entitled to full payment of all fees that would have been payable for the remainder of the term.

As compensation for the services, the Company agreed to pay the Advisor a quarterly advisory fee, payable in shares of common stock (the "Advisory Fee Shares"), equal to 31.25 basis points (0.3125%) of the Company's market capitalization measured as of the last trading day of each fiscal quarter (the first measurement date being June 30, 2026), resulting in an aggregate annual fee of 125 basis points (1.25%). The Advisory Fee Shares are issued quarterly in advance, within 15 calendar days following each measurement date, with the number of shares determined by dividing the applicable fee amount by the closing price of the common stock on the applicable measurement date. The Advisor shall not be issued Advisory Fee Shares to the extent that, after giving effect to the issuance, the Advisor together with its affiliates would beneficially own in excess of 9.99% of the Company's outstanding common stock (the "Share Cap"); any fees in excess of the Share Cap are payable in cash. In the event of a cash takeout transaction, the Company (or its successor) is obligated to pay the Advisor a cash payment in lieu of further Advisory Fee Share issuances, calculated based on the fees that would have been payable for the remainder of the term. The Company also agreed to provide the Advisor with customary registration rights with respect to the Advisory Fee Shares, including the filing of a resale registration statement on Form S-3 (or, if unavailable, Form S-1) within 30 calendar days following issuance of such shares.

The foregoing descriptions of the Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, a copy of which is filed as Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Advisory Fee Shares will be, issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as transactions not involving any public offering. The Purchaser represented that it is a "qualified purchaser" or "qualified institutional buyer" and that it was acquiring the securities for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Neither the Company nor any person acting on its behalf engaged in any general solicitation or general advertising in connection with the transaction. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Advisory Services Agreement, dated June 22, 2026, between Upexi, Inc. and Hivemind Capital Partners, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Dated: June 25, 2026	/s/ Andrew J. Norstrud
Name: Andrew J. Norstrud
Title: Chief Financial Officer

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